UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Bylaw Amendments

On December 16, 2010, the Board of Directors (the “Board of Directors’) of Franklin Resources, Inc. (the “Company”) approved an amendment to, and restatement of, the Company’s Amended and Restated Bylaws, effective as of such date.

The Board of Directors adopted the amended bylaws in connection with the proposed nomination of new directors to the Board of Directors and a general corporate governance review. Among other matters, the amended bylaws reflect the following updates:

•

amend Section 2.3(a) to expand the information required in a stockholder notice for nominations or other business at a stockholders meeting to include disclosure of any group associated with the stockholder and any arrangement with respect to Company stock related to the stockholder proposal, as well as any other information that would be required to be disclosed in the proxy statement with respect to such proposal;

•	amend Section 2.7(b) to establish the authority of the Chairman or other person presiding over meetings of stockholders to conduct such meetings;

•

amend Section 2.11(c) to specify a majority voting requirement for the non-binding advisory vote with respect to executive compensation and a plurality requirement for the non-binding advisory vote on its frequency;

•	amend Section 3.1 to increase the authorized number of Directors to twelve, from eleven, effective from and after the Company’s 2011 annual meeting of stockholders to be held on March 15, 2011;

•

amend Article IV with respect to indemnification to (i) remove mandatory indemnification of agents of the Company, and (ii) provide an offset for amounts collected by officers of subsidiaries from the subsidiary;

•	amend Article V to update the description of the responsibilities of the Chairman of the Board and the President; and

•

add a new Section 7.9 regarding forum selection to provide that, unless the Board of Directors consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain actions involving the Company or its directors, officers, employees or agents.

The foregoing description of the amendment to the Company’s Amended and Restated Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On December 16, 2010, the Company announced that on such date the Board of Directors authorized the Company to repurchase, from time to time, up to an aggregate of 10.0 million shares of its common stock in either open market or off-market transactions. The size and timing of these purchases will depend on price, market and business conditions and other factors. The stock repurchase program is not subject to an expiration date. The new Board of Directors authorization is in addition to the existing authorization, of which approximately 2.2 million shares remained available for repurchase at November 30, 2010. A copy of the press release announcing the addition to the stock repurchase program is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Franklin Resources, Inc. (as adopted and effective December 16, 2010).

99.1	Press Release, dated December 16, 2010, issued by Franklin Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: December 22, 2010	By:	/s/ Kenneth A. Lewis
	Name:	Kenneth A. Lewis
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Franklin Resources, Inc. (as adopted and effective December 16, 2010).

99.1	Press Release, dated December 16, 2010, issued by Franklin Resources, Inc.